Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in The Rubicon Project, Inc.'s Registration Statements on Forms S-8 (Nos. 333-204012, 333-201174, and 333-195972) of our report dated July 9, 2015, relating to the financial statements of Chango Inc., which appears in this Current Report on Form 8-K/A of The Rubicon Project, Inc., dated July 9, 2015.

/s/ Deloitte LLP
Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
July 9, 2015